Exhibit 99.3

Supplemental Disclosure Quarter Ended September 30, 2021

Table of Contents 1. Third Quarter 2021 Earnings Release ………........................……………… 4 2. Key Financial Information ▪ Consolidated Balance Sheets ……….……………...........................… 13 ▪ Consolidated Statements of Operations .…………………………...… 14 ▪ Non-GAAP Financial Measures .……………………..................…... 15 3. Summary of Debt …..............………….................………………………… 16 4. Notable Acquisitions & Dispositions …………...…………………......…… 17 5. Summary of Joint Ventures ………………………………………………… 18 6. Schedule of Other Assets ....……...…………...….……………….…..…… 19 7. Leasing Summary ………………...…………...….……………….…..…… 20 8. Portfolio Diversification ………………………........................…....……… 21 9. Lease Expirations ………………………….…........................…………..… 24 10. Schedule of Properties ………………………...........................…………… 25 11. Research Coverage …….....………………………............................……… 26 12. Definitions and Terms ……………………………............................……… 27 2 Corporate Headquarters 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 www.ctoreit.com Transfer Agent Computershare Trust Company, N.A. (800) 368-5948 www.computershare.com For the Quarter Ended September 30, 2021

Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of the novel coronavirus, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE or the venture formed when the Company sold its controlling interest in the entity that owned the Company’s remaining land portfolio, of which the Company has a retained interest; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”), both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and the land sales gains included in discontinued operations. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. 3 For the Quarter Ended September 30, 2021

Earnings Release 4 For the Quarter Ended September 30, 2021

Earnings Release 5 For the Quarter Ended September 30, 2021

Earnings Release 6 For the Quarter Ended September 30, 2021

Earnings Release 7 For the Quarter Ended September 30, 2021

Earnings Release 8 For the Quarter Ended September 30, 2021

Earnings Release 9 For the Quarter Ended September 30, 2021

Earnings Release 10 For the Quarter Ended September 30, 2021

Earnings Release 11 For the Quarter Ended September 30, 2021

Earnings Release 12 For the Quarter Ended September 30, 2021

Consolidated Balance Sheets 13 For the Quarter Ended September 30, 2021

Consolidated Statements of Operations 14 For the Quarter Ended September 30, 2021

Non-GAAP Financial Measures 15 For the Quarter Ended September 30, 2021

Summary of Debt 16 Notes Payable Principal Interest Rate Maturity Date Revolving Credit Facility – Fixed (1) $100.0 million 30-Day LIBOR + [1.35% – 1.95%] May 2023 Revolving Credit Facility – Variable 9.0 million 30-day LIBOR + [1.35% – 1.95%] May 2023 2025 Convertible Senior Notes 61.7 million 3.88% April 2025 2026 Term Loan – Fixed (2) 65.0 million 30-Day LIBOR + [1.35% – 1.95%] March 2026 Total Notes / Weighted- Average Interest Rate $235.7 million 2.53% Fixed vs. Variable Principal Interest Rate % of Total Total Fixed Rate Debt $226.7 million 2.57% 96% Total Variable Rate Debt 9.0 million 30-day LIBOR + [1.35% – 1.95%] 4% Total Debt $235.7 million 2.53% 100% Net Debt to Total Enterprise Value 29% Any differences a result of rounding. (1) Effective March 31, 2020, the Company utilized an interest rate swap to fix LIBOR and achieve an interest rate of 0.73% plus the applicable spread on $100.0 million of the outstanding balance on the revolving credit facility. (2) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance, including (i) its redesignation of the existing $50.0 million interest rate swap, entered into as of August 31, 2020, and (ii) a $15.0 million interest rate swap effective August 31, 2021, to fix LIBOR and achieve a weighted average fixed interest rate of 0.35% plus the applicable spread. For the Quarter Ended September 30, 2021

Notable Acquisitions & Dispositions

CTO REALTY GROWTH

Property	Property Type	Date	Price	Square Feet	% Leased at Acquisition
Jordan Landing – West Jordan, UT (Salt Lake City, UT)	Multi-Tenant Retail	3/2/2021	$20.0	170,996	100%
Eastern Commons – Henderson, NV (Las Vegas, NV)	Multi-Tenant Retail	3/10/2021	18.5	133,304	96%
The Shops at Legacy – Plano, TX (Dallas, TX)	Multi-Tenant Retail	6/23/2021	72.5	236,432	83%
Total Acquisitions	**3 Properties**		**$111.0**	**540,732**	

Property	Property Type	Date	Square Feet	Price	Gain
World of Beer & Fuzzy's Taco Shop - Brandon, FL	Multi-Tenant Retail	1/20/2021	6,715	$2.3	$0.6
Moe's Southwest Grill - Jacksonville, FL	Single Tenant Retail	2/23/2021	3,111	2.5	0.1
Burlington - North Richland Hills, TX	Single Tenant Retail	4/23/2021	70,891	11.5	0.1
Staples - Sarasota, FL	Single Tenant Retail	5/7/2021	18,120	4.7	0.7
Walgreens - Clermont, FL	Single Tenant Retail	6/30/2021	13,650		
Harris Teeter - Charlotte, NC	Single Tenant Retail	6/30/2021	45,089		
Lowe's - Katy, TX	Single Tenant Retail	6/30/2021	131,644	Sold as a Portfolio for $44.5	Gain on Sale of the Portfolio $3.9
Big Lots - Glendale, AZ	Single Tenant Retail	6/30/2021	34,512		
Rite Aid - Renton, WA	Single Tenant Retail	6/30/2021	16,280		
Big Lots - Germantown, MD	Single Tenant Retail	6/30/2021	25,589		
Chick-fil-A - Chandler, AZ	Single Tenant Retail	7/14/2021	4,766	2.9	1.5
JPMorgan Chase Bank - Chandler, AZ	Single Tenant Retail	7/27/2021	4,500	4.7	2.7
Fogo de Chão - Jacksonville, FL	Single Tenant Retail	9/2/2021	8,995	4.7	0.9
Wells Fargo - Raleigh, NC	Single Tenant Office	9/16/2021	450,393	63.0	17.5
Total Dispositions	**14 properties**		**834,255**	**$140.8**	**$28.0**

$ in millions.
Any differences a result of rounding

For the Quarter Ended September 30, 2021 17

Summary of Joint Ventures

Land Joint Venture	Q3 2021	Since Inception
Land Sales		
Acres Sold	8 acres	3,800 acres
Sales Price	$ 0.8 million	$80.6 million
Distributions to Joint Venture Partner	$ 0.9 million	$77.2 million

Partner Capital Balance as of September 30, 2021	$34.7 million

*** The Company executed an agreement to sell the Land Joint Venture's remaining holdings, of which the Company has a retained interest, for $66.2 million. Closing is expected to occur prior to year-end. There can be no assurances regarding the likelihood, timing, or final terms of such potential sale.**

Acres of Land Remaining to be Sold	**1,600 acres**
Estimated Value	**$66.2 million**

Mitigation Bank Joint Venture

On September 30, 2021, the Company purchased the remaining 70% interest in the Mitigation Bank from certain funds and accounts managed by an investment advisor subsidiary of BlackRock, Inc. ("BlackRock") for a net cash payment by the Company of $16.1 million (the "Interest Purchase").

The Company intends to sell the mitigation credits produced by the Mitigation Bank or may sell the Mitigation Bank in its entirety. During the nine months ended September 30, 2021, the Company sold mitigation credits for total proceeds of $0.2 million.

No assurance can be given that the Company will be able to consummate any future sales or regarding the likelihood, timing, or final terms of any such potential sales.

For the Quarter Ended September 30, 2021

18

Schedule of Other Assets 19 Subsurface Interests Acreage Estimated Value Acres Available for Sale (1) 415,000 acres $7.0 million Land & Development Acreage Estimated Value Downtown Daytona Land – Combined Parcels 6.0 acres Total Land & Development 6.0 acres $6.3 million All numbers in thousands except for acres and unless otherwise noted. (1) Includes royalty, half interest and full interest acreage, with and without entry rights. Commercial Loans Origination Date Maturity Date Original Loan Amount Carrying Value Interest Rate Mortgage Note – 4311 Maple Avenue, Dallas, TX October 2020 April 2023 $400 $394 7.50% Mortgage Note – 110 N. Beach St., Daytona Beach, FL June 2021 December 2022 $364 $364 10.00% Investment Securities Shares and Operating Partnership Units Owned Value Per Share at September 30, 2021 Estimated Value Alpine Income Property Trust 2,040 $18.37 per share $37.5 million For the Quarter Ended September 30, 2021 Mitigation Credits and Rights State Credits Federal Credits Book Value Mitigation Credits 42.7 19.2 $3.4 million Mitigation Credit Rights 266.5 156.5 $21.6 million

Leasing Summary

Renewals & Extensions [1]	Q1 2021	Q2 2021	Q3 2021		2021 YTD
Leases	11	3	5		**19**
Square Feet	130.0	164.0	27.1		**321.1**
New Cash Rent PSF	$12.19	$8.98	$21.28		**$11.32**
Tenant Improvements	$97	$633	$319		**$1,049**
Leasing Commissions	$88	$23	$168		**$279**
Weighted Average Term	5.2 years	5.3 years	5.5 years		**5.3 years**

New Leases	Q1 2021	Q2 2021	Q3 2021		2021 YTD
Leases	3	6	4		**13**
Square Feet	3.5	22.1	23.4		**49.0**
New Cash Rent PSF	$46.95	$21.08	$30.20		**$27.32**
Tenant Improvements	$56	$2,734	$740		**$3,530**
Leasing Commissions	$99	$146	$233		**$478**
Weighted Average Term	9.1 years	9.9 years	5.0 years		**7.2 years**

All Leases Summary	Q1 2021	Q2 2021	Q3 2021		2021 YTD
Leases	**14**	**9**	**9**		**32**
Square Feet	**133.5**	**186.1**	**50.5**		**370.1**
New Cash Rent PSF	**$13.12**	**$10.42**	**$25.41**		**$13.44**
Tenant Improvements	**$153**	**$3,367**	**$1,059**		**$4,579**
Leasing Commissions	**$187**	**$169**	**$401**		**$757**
Weighted Average Term	**5.5 years**	**6.4 years**	**5.2 years**		**5.8 years**

All numbers in thousands except per square foot data and unless otherwise noted.
Any differences a result of rounding.
(1) Renewal and extension leases represent the same tenant in the same location, with renewal leases representing expiring leases rolling over and extensions representing existing leases being extended for additional term and/or additional rent.

For the Quarter Ended September 30, 2021
20

Portfolio Diversification

CTO REALTY GROWTH

Tenant or Concept	Credit Rating (1)	Square Feet	Annualized Base Rent	Percent of Annualized Base Rent
Fidelity Investments	BBB	210	$ 3,646	8.2%
The Carpenter Hotel Austin Tex	Not Rated	74	2,464	5.6%
Ford FordCredit	BB+	121	2,284	5.2%
wework	CCC+	59	2,191	4.9%
Master Lease Tenant of Westland Gateway Plaza	Not Rated	108	1,730	3.9%
at home	B	192	1,600	3.6%
General Dynamics	A	64	1,564	3.5%
24 Hour Fitness	CCC+	46	1,560	3.5%
The Hall	Not Rated	17	1,055	2.4%
Hobby Lobby	Not Rated	55	747	1.7%
Burlington	BB+	47	716	1.6%
LandShark	Not Rated	6	705	1.6%
PNC	A	10	691	1.6%
Party City	CCC+	28	683	1.5%
Best Buy	BBB+	36	630	1.4%
Other	-	970	22,035	49.7%
Vacant	-	156	-	-
Total Portfolio		**2,198**	**$ 44,301**	**100.0%**

All numbers in thousands unless otherwise noted.
Any differences a result of rounding.
(1) A credit rated, or investment grade rated tenant (rating of BBB-, NAIC-2 or Baa3 or higher) is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody's Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners (NAIC).

For the Quarter Ended September 30, 2021 21

Portfolio Diversification 22 Square Feet and Annualized Base Rent in thousands. Any differences a result of rounding. Geographic Concentration # of Properties Square Feet Annualized Base Rent Percent of Annualized Base Rent Florida 8 597 $ 13,091 29.6% Texas 3 447 10,016 22.6% Georgia 1 270 6,297 14.2% Arizona 1 245 4,415 10.0% New Mexico 1 210 3,646 8.2% Virginia 2 110 3,123 7.1% Utah 1 171 1,731 3.9% Nevada 1 133 1,495 3.4% New York 1 16 486 1.1% Total Portfolio 19 2,198 $ 44,301 100.0% For the Quarter Ended September 30, 2021

Metropolitan Statistical Area # of Properties Square Feet Annualized Base Rent Percent of Annualized Base Rent Jacksonville, FL 4 356 $ 8,086 18.3% Dallas-Fort Worth-Arlington, TX 2 373 7,552 17.0% Atlanta–Sandy Springs–Alpharetta, GA 1 270 6,297 14.2% Phoenix-Mesa-Scottsdale, AZ 1 245 4,415 10.0% Albuquerque, NM 1 210 3,646 8.2% Washington-Arlington-Alexandria, DC-VA-MD-WV 2 110 3,123 7.1% Austin-Round Rock, TX 1 74 2,464 5.6% Tampa-St. Petersburg-Clearwater, FL 1 121 2,284 5.2% Salt Lake City, UT 1 171 1,731 3.9% Miami-Fort Lauderdale-Pompano Beach, FL 1 108 1,730 3.9% Las Vegas-Henderson-Paradise, NV 1 133 1,495 3.4% Deltona–Daytona Beach–Ormond Beach, FL 2 12 992 2.2% New York-Newark-Jersey City, NY-NJ 1 16 486 1.1% Total Portfolio 19 2,681 $ 44,301 100.0% Bold Indicates Markets with > 1 Million in Population 16 1,976 $ 39,663 89.5% Portfolio Diversification 23 Square Feet and Annualized Base Rent in thousands. Any differences a result of rounding. For the Quarter Ended September 30, 2021

Lease Expirations

Year	# of Leases	Expiring Square Feet	Annualized Base Rent	Percent of Annualized Base Rent
2021[(1)]	8	19	$ 596	1.3%
2022	17	62	1,760	4.0%
2023	15	122	2,326	5.3%
2024	9	43	1,117	2.5%
2025	15	110	2,777	6.3%
2026	23	234	4,726	10.7%
2027	12	188	2,615	5.9%
2028	18	458	9,293	21.0%
2029	13	220	4,115	9.3%
2030	10	93	1,880	4.2%
2031	10	56	1,110	2.5%
2032	8	59	1,078	2.4%
2033	2	65	2,896	6.5%
2034	3	67	1,204	2.7%
2035	2	46	1,560	3.5%
Thereafter	4	199	5,249	11.8%
Vacant	-	156	-	-
Total Portfolio	**166**	**2,198**	**$ 44,301**	**100.0%**

Physical Occupancy	**90.4%**
Economic Occupancy	**89.6%**

Square Feet and Annualized Base Rent in thousands.
Any differences a result of rounding.
(1) Includes leases that are month-to-month or in process of renewal.

For the Quarter Ended September 30, 2021

24

Schedule of Properties

CTO REALTY GROWTH

Property	Asset Type	Property Type	Acreage	Square Feet	Occupancy
Ashford Lane – Atlanta, GA	Multi-Tenant	Retail	43.7	270	76%
Crossroads Towne Center – Chandler, AZ	Multi-Tenant	Retail	31.1	245	98%
The Shops at Legacy – Plano, TX	Multi-Tenant	Mixed-Use	12.7	237	85%
Fidelity – Albuquerque, NM	Single Tenant	Office	25.3	210	100%
The Strand – Jacksonville, FL	Multi-Tenant	Retail	52.0	205	93%
Jordan Landing – West Jordan, UT	Multi-Tenant	Retail	16.1	171	100%
245 Riverside – Jacksonville, FL	Multi-Tenant	Office	3.4	137	77%
Westcliff Center – Fort Worth, TX	Multi-Tenant	Retail	10.3	136	60%
Eastern Commons SC – Henderson, NV	Multi-Tenant	Retail	11.9	133	96%
Sabal Pavilion – Tampa, FL	Single Tenant	Office	11.5	121	100%
Westland Gateway Plaza – Hialeah, FL	Single Tenant	Retail	8.5	108	100%
The Carpenter Hotel – Austin, TX	Single Tenant	Hospitality	1.4	74	100%
General Dynamics – Reston, VA	Single Tenant	Office	3.0	64	100%
24 Hour Fitness – Falls Church, VA	Single Tenant	Retail	3.1	46	100%
Party City – Oceanside, NY	Single Tenant	Retail	1.2	16	100%
Chuy's – Jacksonville, FL	Single Tenant	Retail	1.2	8	100%
Firebirds – Jacksonville, FL	Single Tenant	Retail	1.0	7	100%
Landshark – Daytona Beach, FL	Single Tenant	Retail	3.0	6	100%
Crabby's – Daytona Beach, FL	Single Tenant	Retail	3.0	6	100%
Total Portfolio		**19**	**243.4**	**2,198**	**90%**

Square Feet in thousands.
Any differences a result of rounding.

For the Quarter Ended September 30, 2021

25

Research Coverage 26 Institution Coverage Analyst Email Phone B. Riley Craig Kucera craigkucera@brileyfin.com (703) 312-1635 BTIG Michael Gorman mgorman@btig.com (212) 738-6138 Sarah Barcomb sbarcomb@btig.com (212) 882-2336 Compass Point Merrill Ross mross@compasspointllc.com (202) 534-1392 Janney Rob Stevenson robstevenson@janney.com (646) 840-3217 Steve Dumanski sdumanski@janney.com (646) 840-3213 For the Quarter Ended September 30, 2021

Definitions and Terms 27 Annualized Base Rent (ABR) is the annual straight-line recognition of a lease’s minimum base rent as calculated based on the leases in-place within the Company’s portfolio as of the end of the reporting period. Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO) are both non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write- downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and the land sales gains included in discontinued operations. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. Net Debt is calculated as our gross debt at face value and before the effects of net deferred financing costs, less cash, cash equivalents and restricted cash. We believe it is appropriate to exclude cash, cash equivalents and restricted cash from gross debt because the cash, cash equivalents and restricted cash could be used to repay debt. We believe net debt is a beneficial disclosure because it represents the contractual obligations of the company that would potentially need to be repaid in the future. New Cash Rent PSF is the in-place minimum cash rent of the newly signed lease, divided by the square feet of the unit for which the tenant is occupying. Weighted Average Term is the term of a set of leases, weighted by the amount of in-place annual minimum base rent. For the Quarter Ended September 30, 2021